Exhibit 4.1

INVESTOR RIGHTS AGREEMENT

BY AND BETWEEN

WISDOMTREE INVESTMENTS, INC.

AND

ETF SECURITIES LIMITED

AND

THE EXISTING HOLDERS

DATED AS OF APRIL 11, 2018

i

Exhibit A – Existing Holders

Exhibit B – Selling Stockholder Questionnaire

Exhibit C – Notices

ii

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of April 11, 2018, by and among ETF Securities Limited (“Seller”), incorporated in Jersey with registered number 88370 and whose registered office is at Ordnance House, 31 Pier Road, St. Helier, Jersey JE4 8PW, WisdomTree Investments, Inc. (the “Company”), a Delaware corporation with its principal place of business at 245 Park Avenue, 35th Floor, New York, New York 10167, and, solely for purposes of Section 2.2(h), the Persons listed on Exhibit A hereto (the “Existing Holders”).

WHEREAS, the Share Sale Agreement Related to Electra Target Holdco Limited, dated as of November 13, 2017, by and among the Seller, WisdomTree International Holdings Ltd and the Company (the “Purchase Agreement”) provides for the issuance by the Company to the Seller of a number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) equal to the Common Consideration Shares (as defined in the Purchase Agreement) and a number of shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $.01 per share equal to the Preferred Consideration Shares] (as defined in the Purchase Agreement) (the Common Consideration Shares and the Preferred Consideration Shares, collectively, the “Consideration Shares”); and

WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement, the Seller and the Company have agreed upon certain rights and restrictions as set forth herein with respect to the Consideration Shares and other securities of the Company beneficially owned by the Seller and its Affiliates, and it is a condition to the closing under the Purchase Agreement that this Agreement be executed and delivered by the Seller and the Company.

WHEREAS, the Existing Registration Rights Agreement may be amended, and the observance of any term of the Existing Registration Rights Agreement may be waived, with (and only with) the written consent of the Company and the Persons holding a majority of the then outstanding Registrable Securities (as defined in the Existing Registration Rights Agreement).

WHEREAS, the Existing Holders hold a majority of the outstanding Registrable Securities (as defined in the Existing Registration Rights Agreement).

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a)    “Acquisition Proposal” shall have the meaning set forth in Section 3.1(c).

(b)    “Affiliate” or “Affiliated” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote ten (10%) or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c)    “Agreement” shall have the meaning set forth in the Preamble to this Agreement, including all Exhibits attached hereto.

(d)    “Alternative Shelf Registration Statement” shall have the meaning set forth in Section 2.2(c).

(e)    “Approved Sale” means a sale of Marketable Shares by the Seller pursuant to a Block Trade, an Underwritten Shelf Takedown, a Company Piggyback Offering or an Other Holder Piggyback Offering.

(f)    “Automatic Filing Request” shall have the meaning set forth in Section 2.2(a).

(g)    “Automatic Shelf Filing Date” shall have the meaning set forth in Section 2.1(a)(i).

(h)    “Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

(i)    “beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person, have the meaning set forth in Rule 13d-3 under the Exchange Act (i) assuming the full conversion into, and exercise and exchange for, shares of Common Stock of all Common Stock Equivalents beneficially owned by such Person and (ii) determined without regard for the number of days in which such Person has the right to acquire such beneficial ownership.

(j)    “Block Trade” means any non-marketed Underwritten Offering taking the form of a bought deal or block sale to a financial institution.

(k)    “Block Trade Request” shall have the meaning set forth in Section 2.3(a).

(l)    “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(m)    “Certificate of Designations” means the Certificate of Designations of Series A Non-Voting Convertible Preferred Stock of the Company.

(n)    “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are the holders of more than 50% of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) any Continuing Transaction.

(o)    “Change of Control Meeting” means any meeting of the stockholders of the Company, however called, and any action by written consent of the stockholders of the Company, in each case, in respect of which the stockholders of the Company are asked to approve any Change of Control.

(p)    “Completion Date” shall have the meaning set forth in the Purchase Agreement.

(q)    “Common Stock” shall have the meaning set forth in the Preamble to this Agreement.

(r)    “Common Stock Equivalents” means any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock.

(s)    “Company” shall have the meaning set forth in the Preamble to this Agreement.

(t)    “Company Piggyback Offering” shall have the meaning set forth in Section 2.5(a).

(u)    “Consideration Shares” shall have the meaning set forth in the Recitals.

(v)    “Continuing Transaction” means any event, transaction or series of related transactions or events which result in: (i) the Current CEO continuing to serve as the Chief Executive Officer of the combined or resulting entity immediately following the consummation of such event, transaction or series of related transactions or events; or (ii) a majority of the Board of Directors of the Company or the combined or resulting entity immediately following the consummation of such event, transaction or series of related transactions or events being comprised of Current Directors. By way of example, for purposes of clause (ii) of this definition of Continuing Transaction, if the Company’s Board of Directors as of the date of this Agreement is comprised of an even number of directors, then less than 50% of the Current Directors must no longer be serving as members of the Company’s Board of Directors before any event, transaction or series of related transactions or events could not be deemed to be a Continuing Transaction.

(w)    “Corporate Change” means any event, transaction or series of related transactions or events which would result in (i) the Current CEO not continuing to serve as the Chief Executive Officer of the combined or resulting entity immediately following the consummation of such event, transaction or series of related transactions or events; or (ii) a majority of the Board of Directors of the Company or the governing body of the combined or resulting entity following the consummation of such event, transaction or series of related transactions or events not being comprised of Current Directors. By way of example, for purposes of clause (ii) of this definition of Corporate Change, if the Company’s Board of Directors as of the date of this Agreement is comprised of an even number of directors, then less than 50% of the Current Directors must no longer be serving as members of the Company’s Board of Directors before a Corporate Change could be deemed to have occurred.

(x)    “Current CEO” means the Chief Executive Officer of the Company as of November 12, 2017.

(y)    “Current Director” means each member of the Company’s Board of Directors as of the date of this Agreement and the first individual elected and qualified to fill the Class III Board seat that is vacant as of the date of this Agreement.

(z)    “Determination Date” shall have the meaning set forth in Section 2.2(b).

(aa)    “Disposition” or “Dispose of” means any (i) distribution, transfer or other disposition, directly or indirectly, to shareholders, partners, limited partners of Seller or any to other Person of any shares of Common Stock, or any Common Stock Equivalents, (ii) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (iii) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

(bb)    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(cc)    “Excluded Parties” means: (i) Financial Technology Ventures II (Q), LP and Millennium Technology Value Partners II Holdings, L.P; and (ii) any Affiliate of the Persons referred to in clause (i) other than Seller or any of its Affiliates (other than the Persons referred to in clause (i)).

(dd)    “Exempt Offering” means an offering by the Company of Common Stock or Common Stock Equivalents representing an aggregate of up to four million (4,000,000) shares of Common Stock (the “Exempt Offering Shares”) prior to the Exempt Offering Date, regardless of whether such sale is consummated as: (A) a public offering registered under the Securities Act; or (B) a private placement followed by the resale registration of the Exempt Offering Shares under the Securities Act.

(ee)    “Exempt Offering Date” means December 31, 2018; provided, however, that if the Completion Date occurs on or after June 15, 2018, Exempt Offering Date shall mean March 31, 2019.

(ff)    “Existing Debt” shall have the meaning set forth in Section 5.3.

(gg)    “Existing Registration Rights Agreement” shall mean that certain Third Amended and Restated Registration Rights Agreement, dated October 15, 2009, among the Company and certain other parties thereto.

(hh)    “Fundamental Transaction” means (i) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to one or more Subject Entities, or (C) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (D) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (E) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (A) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common

Stock, (B) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the Completion Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (C) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (iii) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(ii)    “Governmental Authority” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

(jj)    “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(kk)    “Indebtedness” means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) all obligations secured by any mortgage or lien on property owned or acquired subject to such mortgage or lien, whether or not the liability secured thereby shall have been assumed; and (d) any guarantees of the types of obligations described in foregoing clauses (a) through (c).

(ll)    “Irrevocable Proxy” shall have the meaning set forth in Section 4.1.

(mm)    “Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

(nn)    “Marketable Shares” means the: (i) the Common Consideration Shares; (ii) the shares of Common Stock issuable upon conversion of the Preferred Consideration Shares, and shall be adjusted for: (A) any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization; and (B) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Marketable Shares.

(oo)    “Modified Clause” shall have the meaning set forth in Section 6.7.

(pp)    “Nasdaq Approval” shall have the meaning set forth in Section 5.1.

(qq)    “Next Annual Meeting” means the Company’s first (1st) regularly scheduled annual meeting of stockholders occurring following the Completion Date (as such meeting may be adjourned or postponed).

(rr)    “Other Holder” means any Person having rights to participate in a registration of the Company’s securities, including pursuant to the Existing Registration Rights Agreement.

(ss)    “Other Holder Piggyback Offering” shall have the meaning set forth in Section 2.5(c).

(tt)    “Other Registrable Securities” shall have the meaning set forth in Section 2.5(a).

(uu)    “Person” means any individual, limited liability company, partnership, firm, corporation, association, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any Group.

(vv)    “Private Placement” means the Disposition by Seller of any Registrable Securities exempt from the registration requirements of the Securities Act.

(ww)    “Private Placement Request” shall have the meaning set forth in Section 2.2(d).

(xx)    “Prospectus” means the prospectus forming a part of any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all amendments (including post-effective amendments) and including all material incorporated by reference or explicitly deemed to be incorporated by reference in such prospectus.

(yy)    “Purchase Agreement” shall have the meaning set forth in the Preamble to this Agreement, and shall include all Exhibits attached thereto.

(zz)    “registers,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document by the SEC.

(aaa)    “Registrable Securities” means: (i) the Common Consideration Shares; (ii) the shares of Common Stock issuable upon conversion of the Preferred Consideration Shares; and (iii) all shares of Common Stock issued to Seller with respect to the securities referred to in clauses (i) and (ii) upon: (A) any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization; and (B) as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement thereof. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (x) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; or (y) such securities shall have been otherwise properly transferred in accordance with this Agreement and the Certificate of Designations, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act.

(bbb)    “Registration Expenses” means all expenses incurred by the Company in connection with any Underwritten Offering, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky Laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Securities), expenses of printing (i) certificates for any Registrable Securities in a form eligible for deposit with the Depository Trust Company or (ii) Prospectuses if the printing of Prospectuses is requested by Seller, messenger and delivery expenses, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), Securities Act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company and the reasonable fees and expenses of one (1) counsel for Seller; provided, however, that Registration Expenses shall not include any Selling Expenses. In addition, the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Common Stock to be registered on each securities exchange, if any, on which equity securities issued by the Company are then listed or the quotation of such securities on any national securities exchange on which equity securities issued by the Company are then quoted.

(ccc)    “Registration Rights Term” shall have the meaning set forth in Section 2.2(a).

(ddd)    “Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Registration Statement.

(eee)    “Rule 144 Sale” means the Disposition by Seller of any Registrable Securities in compliance with Rule 144 under the Securities Act.

(fff)    “SEC” means the United States Securities and Exchange Commission.

(ggg)    “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(hhh)    “Seller” shall have the meaning set forth in the Preamble to this Agreement.

(iii)    “Seller Underwriter” means one (1) securities dealer chosen by Seller which purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

(jjj)    “Seller Underwriter Notice” means, with respect to each Block Trade and Underwritten Shelf Takedown, as applicable, a written notice from the Seller to the Company specifying the identity and contact information of the applicable Seller Underwriter or informing the Company that Seller has elected not to select a Seller Underwriter in connection with such Block Trade or Underwritten Shelf Takedown.

(kkk)    “Selling Expenses” means all underwriting discounts, selling commissions and all transfer, stamp, issuance and similar taxes, costs and expenses that may be payable with respect to the sale of Registrable Securities pursuant to this Agreement or otherwise.

(lll)    “Shares of Then Outstanding Common Stock” means, at any time, the issued and outstanding shares of Common Stock at such time, as well as all capital stock issued and outstanding as a result of any stock split, stock dividend, or reclassification of Common Stock distributable, on a pro rata basis, to all holders of Common Stock.

(mmm)    “Shelf Filing Request” shall have the meaning set forth in Section 2.2(c).

(nnn)    “Shelf Registration” means a registration of securities pursuant to a registration statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

(ooo)    “Shelf Registration Statement” means a registration statement to permit the public resale of the Registrable Securities.

(ppp)    “Standstill Parties” shall have the meaning set forth in Section 3.1.

(qqq)    “Standstill Term” means the period from and after the Completion Date until the earliest to occur of: (i) date on which the beneficial ownership of the Standstill Parties collectively no longer represents at least five percent (5%) of the Shares of Then Outstanding Common Stock; (ii) the three (3) year anniversary of the Completion Date; (iii) the date of the consummation of a Change of Control; and (iv) a Corporate Change.

(rrr)    “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(sss)    “Subsidiary” of the Company means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests, that is owned or controlled directly or indirectly by the Company, or one or more of the Subsidiaries of the Company, or a combination thereof.

(ttt)    “Substitute Shelf Registration Statement” shall have the meaning set forth in Section 2.2(b).

(uuu)    “Takedown Request” shall have the meaning set forth in Section 2.3(b).

(vvv)    “Third Party” means any Person other than the Seller, the Company or any of their respective Affiliates.

(www)    “Transaction Debt” shall have the meaning set forth in Section 5.3.

(xxx)    “Underwriter” means a securities dealer or dealers chosen by the Company which purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

(yyy)    “Underwritten Offering” means a registration in which Registrable Securities are sold to an Underwriter or Seller Underwriter for reoffering pursuant to a “takedown” of an Automatic Shelf Registration Statement, Substitute Shelf Registration Statement or Alternative Shelf Registration Statement, as applicable.

(zzz)    “Underwritten Shelf Takedown” shall have the meaning set forth in Section 2.3(b).

(aaaa)    “Violation” shall have the meaning set forth in Section 2.9(a).

(bbbb)    “Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

2.    Registration Rights.

2.1    Lock-Up; Approved Sales; Private Placements; Rule 144 Sales.

(a)    From and after the Completion Date and until the date that is Four Hundred and Fifty One (451) days following the Completion Date, without the prior written approval of the Company, the Seller shall not Dispose of any Shares of Then Outstanding Common Stock and/or Common Stock Equivalents; provided, however, that the foregoing shall not prohibit the Seller from Disposing up to: (i) One-Third (1/3rd) of the Marketable Shares held by the Seller on the Completion Date from and after the date that is Ninety One (91) days following the Completion Date (the “Automatic Shelf Filing Date”); and (ii) Two-Thirds (2/3rds) of the Marketable Shares held by the Seller on the Completion Date from and after the date that is Two Hundred Seventy One (271) days following the Completion Date.

(b)    Notwithstanding anything in this Agreement to the contrary, the Seller shall not without the prior written approval of the Company, Dispose of any Shares of Then Outstanding Common Stock and/or Common Stock Equivalents at any time except pursuant to an Approved Sale or Private Placement, in each case, in accordance with Section 2 of this Agreement.

(c)    Notwithstanding the foregoing, Seller may only Dispose of any Registrable Securities pursuant to a Rule 144 Sale if, and to the extent, the Company materially breaches or fails to perform any of its obligations under Section 2.2(a)(i), Section 2.2(a)(ii), Section 2.2(b), Section 2.2(c)(i), Section 2.2(c)(ii), Section 2.2(c)(iii), Section 2.2(d), Section 2.2(f), Section 2.3(a), Section 2.3(b), Section 2.5(a), Section 2.5(c) or Section 2.5(e) and the Company has not cured such breach within thirty (30) days after the Seller has given the Company written notice of such breach and of Seller’s intention to Dispose of Registrable Securities pursuant to a Rule 144 Sale.

2.2    Filing

(a)    Automatic Shelf Registration Statement. If, at any time from and after the Automatic Shelf Filing Date until the fifth (5th) anniversary of the Completion Date (the “Registration Rights Term”) the Company is a Well-Known Seasoned Issuer, then the Seller may request in writing that the Company prepare and file an Automatic Shelf Registration Statement to permit the public resale of all of the Registrable Securities subject to and in accordance with the terms of this Agreement (an “Automatic Filing Request”). Subject to Section 2.7, the Company shall: (i) use its commercially reasonable efforts to prepare and file such Automatic Shelf Registration Statement within ten (10) Business Days of the date of receipt of the Automatic Filing Request; and (ii) cause such Automatic Shelf Registration Statement to remain effective thereafter until the earlier to occur of: (A) the expiration of the Registration Rights Term; (B) such time as there are no longer any Registrable Securities.

(b)    Determination Date. If at any time after the filing of an Automatic Shelf Registration Statement by the Company, the Company is no longer a Well-Known Seasoned Issuer (the “Determination Date”), then within ten (10) Business Days after such Determination Date, the Company shall: (i) give written notice thereof to the Seller; and (ii) subject to Section 2.7, file a Registration Statement on an appropriate form (or a post-effective amendment converting the Automatic Shelf Registration Statement to an appropriate form) covering all of the Registrable Securities subject to and in accordance with the terms of this

Agreement (a “Substitute Shelf Registration Statement”). Subject to Section 2.7, the Company shall use commercially reasonable efforts to have such Substitute Shelf Registration Statement declared effective as promptly as practicable (but in no event more than thirty (30) days) after the date the Automatic Shelf Registration Statement is no longer useable by the Holders to sell their Registrable Securities.

(c)    Alternative Shelf Registration Statement. If at any time during the Registration Rights Term the Company is not a Well-Known Seasoned Issuer, then the Seller may request in writing (a “Shelf Filing Request”) that the Company prepare and file a Shelf Registration Statement on Form S-3 to permit the public resale of all of the Registrable Securities subject to and in accordance with the terms of this Agreement (an “Alternative Shelf Registration Statement”). The Company shall, subject to Section 2.7: (i) use its commercially reasonable efforts to prepare and file such Alternative Shelf Registration Statement within fifteen (15) Business Days of the date of the applicable Shelf Filing Request; (ii) use commercially reasonable efforts to cause such Alternative Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable, but in no event more than two (2) Business Days after the date that is thirty (30) days following the filing thereof (or one hundred and twenty (120) days following the filing thereof if the SEC notifies the Company that it will “review” the Alternative Shelf Registration Statement); and (iii) shall use commercially reasonable efforts to cause such Alternative Shelf Registration Statement to remain effective thereafter until the earlier to occur of: (A) the expiration of the Registration Rights Term; or (B) such time as there are no longer any Registrable Securities.

(d)    Private Placement. From and after the Completion Date, the Seller may request in writing (a “Private Placement Request”) that the Company approve a Private Placement (such approval to be in the Company’s sole discretion acting in good faith). The Company shall use its commercially reasonable efforts to determine whether to approve such Private Placement within ten (10) Business Days of the date of such Private Placement Request.

(e)    Obligation to Suspend Distribution. Upon receipt of any written notice from the Company of the happening of: (i) any request by the SEC for any amendment or supplement to any Automatic Shelf Registration Statement, Substitute Shelf Registration Statement, Alternative Shelf Registration Statement, Block Trade, Underwritten Shelf Takedown Company Piggyback Offering, Other Holder Piggyback Offering or Private Placement, as applicable, or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus; or (ii) upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, the Company shall immediately discontinue disposition of such Registrable Securities pursuant to the Automatic Shelf Registration Statement, Substitute Shelf Registration Statement, Alternative Shelf Registration Statement, Block Trade, Underwritten Shelf Takedown Company Piggyback Offering, Other Holder Piggyback Offering or Private Placement, as applicable, covering such Registrable Securities until Seller receives the required supplemented or amended Prospectus or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, Seller will deliver to the Company all copies, other than permanent file copies then in Seller’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.

(f)    The Company may suspend disposition of Registrable Securities pursuant to Section 2.2(e) for (i) any one suspension that may not exceed ninety (90) days and (ii) up to an aggregate of one hundred and twenty (120) days for all such suspensions during any period of twelve (12) consecutive months.

(g)    Well-Known Seasoned Issuer Status. The Company agrees to use commercially reasonable efforts to remain a Well-Known Seasoned Issuer.

(h)    Waiver of Existing Registration Rights. Each Existing Holder hereby waives any rights of all the Holders (as defined in the Existing Registration Rights Agreement) under Section 2(b)(i) of the Existing Registration Rights Agreement in respect of any Block Trade or Underwritten Shelf Takedown.

2.3    Requests for Underwritten Offerings. Subject to Section 2.1(a) and Section 2.7, from and after the Automatic Shelf Filing Date:

(a)    the Seller may request to sell all or any portion of the Registrable Securities in a Block Trade (each, a “Block Trade Request”); provided, that each Block Trade Request shall specify the approximate number of Registrable Securities to be sold in such Block Trade. The Company shall use commercially reasonable efforts to select an Underwriter to facilitate such Block Trade no later than three (3) Business Days after the date of such Block Trade Request and shall notify Seller of the identity and contact information of such Underwriter. As soon as reasonably practicable, but in no event later than three (3) Business Days, after the Company notifies Seller of the identity and contact information of the Underwriter engaged in connection with such Block Trade, Seller shall deliver the Seller Underwriter Notice applicable to such Block Trade Request to the Company. The Company shall not be required to effectuate more than six (6) Block Trades.

(b)    the Seller may request to sell all or any portion of its Registrable Securities in an Underwritten Offering not involving a Block Trade (each, an “Underwritten Shelf Takedown”) (each, a “Takedown Request”); provided, that the Takedown Request shall specify the approximate number of Registrable Securities to be sold pursuant to such Underwritten Shelf Takedown. The Company shall use commercially reasonable efforts to select an Underwriter to facilitate such Underwritten Shelf Takedown no later than ten (10) Business Days after the date of such Takedown Request and shall notify Seller of the identity and contact information of such Underwriter. As soon as reasonably practicable, but in no event later than three (3) Business Days, after the Company notifies Seller of the identity and contact information of the Underwriter engaged in connection with such Underwritten Shelf Takedown, Seller shall deliver the Seller Underwriter Notice applicable to such Takedown Request to the Company. The Company shall not be obligated to effect more than six (6) Underwritten Shelf Takedowns pursuant to this Agreement and shall not be obligated to effect any Underwritten Shelf Takedown:

(i)    if the Company has, within the twelve (12) month period preceding the date of the Takedown Request, already effected two (2) Underwritten Shelf Takedowns;

(ii)    if the Company has, within the one hundred eighty (180) day period preceding the date of the Takedown Request, already effected one (1) Underwritten Shelf Takedown; or

(iii)    if requested by the Underwriter or Seller Underwriter, within up to one hundred eighty (180) days after the pricing of: (A) any offering of Common Stock of the Company registered under the Securities Act, including pursuant to any Shelf Registration or Shelf Registration Statement; or (B) an Exempt Offering.

2.4    Offering Lock-Up. The Seller shall, if requested by the Company or any underwriter of Common Stock of the Company, agree not to Dispose of any Shares of Then Outstanding Common Stock and/or Common Stock Equivalents for a specified period of time, not to exceed one hundred eighty (180) days. Such agreement shall be in writing in a customary form reasonably satisfactory to the Company and the underwriter(s) in such offering. The Company may impose stop transfer instructions with respect to the Shares of Then Outstanding Common Stock and/or Common Stock Equivalents subject to the foregoing restrictions to the extent consistent with any such agreement until the end of the specified period of time.

2.5    Piggyback Rights.

(a)    Right to Piggyback on Primary Company Offerings. From and after the Automatic Shelf Filing Date, whenever the Company proposes to register any of its securities, or proposes to offer any of its Common Stock pursuant to a registration statement in an underwritten offering under the Securities Act, in each case, other than pursuant to a Shelf Registration or Shelf Registration Statement or an Exempt Offering (a “Company Piggyback Offering”), the Company shall give prompt written notice to the Seller and the Other Holders of its intention to effect such Company Piggyback Offering; provided, that such notice shall be given not less than twenty (20) days prior to the expected date of commencement of marketing efforts for such Company Piggyback Offering. The Company shall, subject to the provisions of Section 2.1(a), Section 2.5(b) and Section 2.7, include in such Company Piggyback Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein from the Seller and all shares of Common Stock with respect to which the Company has received written requests for inclusion therein from the Other Holders (“Other Registrable Securities”) within fifteen (15) days after sending the Company’s notice. Notwithstanding anything to the contrary contained herein, the Company may determine not to proceed with any Company Piggyback Offering upon written notice to the Seller and the Other Holders.

(b)    Priority on Company Piggyback Offerings. If the managing underwriters for any Company Piggyback Offering advise the Company in writing that in their reasonable opinion marketing factors require a limitation on the number of shares to be underwritten in such Company Piggyback Offering, the Company shall include in such Company

Piggyback Offering the number which can be so sold in the following order of priority, which in the opinion of such underwriter would not adversely affect the success of such offering within the price range of such offering: (i) first, the securities the Company proposes to sell, (ii) second, subject to Section 2.7, the Registrable Securities permitted pursuant to Section 2.1(a) and the Other Registrable Securities, in each case, requested to be included in the Company Piggyback Offering, if the amount is less than all the Registrable Securities and the Other Registrable Securities requested to be sold, pro rata on the basis of the total number of Registrable Securities permitted to be included pursuant to Section 2.1(a) and the Other Registrable Securities, in each case, requested to be sold; provided, that in no event will such Other Registrable Securities represent less than twenty five percent (25%) of the securities of the Company to be included in such Company Piggyback Offering, and (iii) third, the other securities requested to be included in such Company Piggyback Offering.

(c)    Right to Piggyback on Other Holder Offerings. From and after the Automatic Shelf Filing Date, whenever the Other Holders request that the Company effect any registration with respect to any Common Stock, in each case, other than pursuant to a Shelf Registration or Shelf Registration Statement (an “Other Holder Piggyback Offering”), the Company shall give prompt written notice to the Seller of its intention to effect such Other Holder Piggyback Offering; provided, that such notice shall be given not less than twenty (20) days prior to the expected date of commencement of marketing efforts for such Other Holder Piggyback Offering. The Company shall, subject to the provisions of Section 2.1(a), Section 2.5(d) and Section 2.7 include in such Other Holder Piggyback Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein from the Seller within fifteen (15) days after sending the Company’s notice. Notwithstanding anything to the contrary contained herein, the Company may determine not to proceed with any Other Holder Piggyback Offering upon written notice to the Seller.

(d)    Priority on Other Holder Piggyback Offerings. If the managing underwriters for any Other Holder Piggyback Offering advise the Company in writing that in their reasonable opinion marketing factors require a limitation on the number of shares to be underwritten in such Other Holder Piggyback Offering, the Company shall include in such Other Holder Piggyback Offering the number which can be so sold in the following order of priority, which in the opinion of such underwriter would not adversely affect the success of such offering within the price range of such offering: (i) first, the Other Registrable Securities requested by the Other Holders to be included in such Other Holder Piggyback Offering in accordance with the Existing Registration Rights Agreement, (ii) second, subject to Section 2.7, the Registrable Securities permitted to be included pursuant to Section 2.1(a) requested to be included in such Other Holder Piggyback Offering, (iii) third, the securities the Company proposes to sell in such Other Holder Piggyback Offering, and (iv) fourth, the other securities requested to be included in such Other Holder Piggyback Offering to the extent permitted hereunder.

(e)    Selection of Underwriters. The Company will have the right to select the investment banker(s) and manager(s) for any offering, subject to the Seller’s right to appoint a Seller Underwriter in connection with each Block Trade and Underwritten Shelf Takedown, as applicable. The parties hereto agree to use commercially reasonable efforts to cause the Seller Underwriter to be entitled to the same percentage of the underwriting discount and commission or placement agent fee, as the case may be, in respect of each Underwritten Shelf Takedown or Block Trade, respectively, as the Underwriter of such Underwritten Shelf Takedown or Block Trade.

(f)    Confidentiality. Seller agrees that the fact that a notice pursuant to this Section 2.5 has been delivered shall constitute confidential information and Seller agrees not to disclose that such notice has been delivered.

2.6    Obligations of the Company. Whenever required under Section 2.2 to effect the registration of any Registrable Securities pursuant to an Underwritten Offering, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a Registration Statement with respect to such Registrable Securities sought to be included therein; provided, that at least three (3) Business Days prior to filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to the Seller, its counsel, the Underwriter and, if applicable, the Seller Underwriter copies of all such documents proposed to be filed, and Seller shall have the opportunity to comment on any information pertaining solely to Seller and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by Seller, the Underwriter or the Seller Underwriter with respect to such information prior to filing any such Registration Statement or amendment;

(b)    prepare and file with the SEC such amendments and post-effective amendments to any Registration Statement and any Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the date on which all Registrable Securities covered by such Registration Statement are sold pursuant thereto, and cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the date on which all Registrable Securities covered by such Registration Statement are sold pursuant thereto; provided, that at least three (3) Business Days prior to filing any such amendments and post effective amendments or supplements thereto, the Company shall furnish to the Seller, its counsel, the Underwriter and, if applicable, the Seller Underwriter copies of all such documents proposed to be filed, and any Seller, Underwriter or Seller Underwriter shall have the opportunity to comment on any information pertaining solely to Seller and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by Seller, the Underwriter or Seller Underwriter with respect to such information prior to filing any such Registration Statement or amendment;

(c)    furnish to the Seller, Underwriter and Seller Underwriter such numbers of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus or free writing Prospectus) in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities;

(d)    notify the Seller, promptly after the Company shall receive notice thereof, of the time when such Registration Statement becomes or is declared effective or when any amendment or supplement or any Prospectus forming a part of such Registration Statement has been filed;

(e)    notify the Seller promptly of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus or for additional information and promptly deliver to Seller copies of any comments received from the SEC;

(f)    notify the Seller promptly of any stop order suspending the effectiveness of such Registration Statement or Prospectus or the initiation of any proceedings for that purpose, and use all reasonable efforts to obtain the withdrawal of any such order or the termination of such proceedings;

(g)    use all reasonable efforts to register and qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky Laws of such jurisdictions as shall be reasonably requested by the Seller, use all reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, until the date on which all Registrable Securities covered by such Registration Statement are sold pursuant thereto, and notify the Seller of Registrable Securities covered by such Registration Statement of the receipt of any written notification with respect to any suspension of any such qualification; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(h)    enter into and perform its obligations under an underwriting agreement or placement agreement, as applicable, in usual and customary form with the Underwriter and, if applicable, Seller Underwriter of the Underwritten Shelf Takedown or Block Trade, as applicable, pursuant to which such Registrable Securities are being offered;

(i)    use all reasonable efforts to obtain: (A) at the time of any Block Trade or Underwritten Shelf Takedown pursuant to such Registration Statement, a “bring-down comfort letter,” dated as of the date of such sale, from the Company’s independent certified public accountants covering such matters of the type customarily covered by “bring-down comfort letters” as the Underwriter and Seller Underwriter may reasonably request; (B) a negative assurances letter of counsel to the Company in customary form and covering such matters of the type customarily covered by such letters as the Underwriter and Seller Underwriter may reasonably request; (C) customary certificates executed by authorized officers of the Company as the Underwriter and Seller Underwriter may reasonably request; and (D) use all reasonable efforts to obtain an opinion or opinions addressed to the Underwriter and Seller Underwriter in customary form and scope from counsel for the Company;

(j)    promptly notify Seller at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement or any offering memorandum or other offering document includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare a supplement or amendment to such Prospectus or file any other required document so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein not misleading;

(k)    permit Seller, if in Seller’s reasonable judgment Seller could reasonably be deemed to be an underwriter with respect to the Underwritten Offering, or to be a controlling Person of the Company, to reasonably participate in the preparation of such Registration Statement and to require the insertion therein of information to the extent concerning Seller, furnished to the Company in writing, which in the reasonable judgment of Seller and its counsel should be included;

(l)    upon reasonable notice and during normal business hours, subject to the Company receiving customary confidentiality undertakings or agreements from Seller or other person obtaining access to Company records, documents, properties or other information pursuant to this Section 2.6(l), make available for inspection by a representative of Seller, the Underwriter and the Seller Underwriter and any attorneys or accountants retained by any Seller, Underwriter or the Seller Underwriter, relevant financial and other records, pertinent corporate documents and properties of the Company, and use all reasonable efforts to cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, Seller Underwriter, attorneys or accountants in connection with the Registration Statement;

(m)    with respect to each of the six (6) Underwritten Shelf Takedowns, participate, to the extent requested by the Underwriter and Seller Underwriter, in efforts extending for no more than five (5) Business Days scheduled by such Underwriter and reasonably acceptable to the Company’s senior management, to sell the Registrable Securities being offered pursuant to such Underwritten Shelf Takedowns (including participating during such period in customary “roadshow” meetings);

(n)    use all reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such registration and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, provided that the Company will be deemed to have complied with this Section 2.6(n) with respect to such earning statements if it has satisfied the provisions of Rule 158;

(o)    if requested by the Underwriter and the Seller Underwriter, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Underwriter and Seller Underwriter reasonably requests to be included therein, with respect to the Registrable Securities being sold by Seller, including, without limitation, the purchase price being paid therefor by the Underwriter and Seller Underwriter and with respect to any other terms of the Underwritten Offering of Registrable Securities to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment;

(p)    cause the Registrable Securities covered by such Registration Statement to be listed on each securities exchange, if any, on which equity securities issued by the Company are then listed; and

(q)    reasonably cooperate with Seller, the Underwriter and the Seller Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with filings required to be made with the Financial Industry Regulatory Authority, Inc., if any.

2.7    Obligations of Seller.

(a)    Notwithstanding anything in this Agreement to the contrary, it shall be a condition precedent to the right of Seller to include any Registrable Securities in an Approved Sale or to the obligation of the Company to take any other action pursuant to this Section 2 that Seller shall: (i) furnish to the Company such information regarding itself and the Registrable Securities held by it as shall be reasonably necessary to effect the registration of Seller’s Registrable Securities, including the information required in the Selling Stockholder Questionnaire attached hereto as Exhibit B; (ii) enter into an underwriting agreement or placement agreement in customary form and provide customary representations and warranties, and customary indemnities to the applicable underwriter and the Company as provided in the applicable underwriting agreement or placement agreement; (iii) sell any Registrable Securities on the basis provided in the applicable underwriting agreement or placement agreement; and (iv) complete and execute all questionnaires, powers of attorney, indemnities and other documents reasonably required by the underwriter(s) or the Company.

(b)    The Seller shall use commercially reasonable efforts to work with the Company, the Underwriter and the Seller Underwriter prior to making any Block Trade Request or Takedown Request in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the applicable Block Trade or Underwritten Shelf Takedown.

(c)    The Seller hereby acknowledges and agrees that Seller’s election to select a Seller Underwriter or not to select any Seller Underwriter set forth in each Seller Underwriter Notice shall be irrevocable.

2.8    Expenses. Except as specifically provided herein, all Registration Expenses shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder shall be borne by the Seller.

2.9    Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)    The Company shall indemnify and hold harmless Seller, any Underwriter, Seller Underwriter and each Person, if any, who controls Seller, Underwriter or Seller Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, owners, agents and employees of such controlling Persons, against any and all losses, claims, damages or liabilities (joint or several) to which they may become subject under any securities Laws including, without limitation, the Securities Act, the Exchange Act, or any other statute or common law of the United States or any other country or political subdivision thereof, or otherwise, including the amount paid in settlement of any litigation commenced or threatened (including any amounts paid pursuant to or in settlement of claims made under the indemnification or contribution provisions of any underwriting or similar agreement entered into by Seller in connection with any offering or sale of securities covered by this Agreement), and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into such Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any free writing Prospectus or any amendments or supplements thereto, or in any offering memorandum or other offering document relating to the offering and sale of such securities or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; provided, however, the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that (A) it arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Seller; or (B) is caused by Seller’s disposition of Registrable Shares during any period during which Seller was obligated to discontinue any disposition of Registrable Shares pursuant to Section 2.2(d), including as a result of any stop order suspending the effectiveness of any registration statement or Prospectus with respect to Registrable Securities, of which Seller had received prior written notice from the Company.

(b)    Seller shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, owners, agents and employees of such controlling Persons, any Underwriter, Seller Underwriter, any other Person selling securities in such registration statement and any controlling Person of any such Underwriter, Seller Underwriter or other Person, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under liabilities (or actions in respect thereto) which arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation: (i) arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Seller; or (ii) is caused by Seller’s disposition of Registrable Shares during any period during which Seller is obligated to discontinue any disposition of Registrable Shares pursuant to Section 2.2(d), including as a result of any stop order suspending the effectiveness of any registration statement or Prospectus with respect to Registrable Securities of which Seller had received prior written notice. Seller shall reimburse, as and when incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 2.9(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without consent of the Seller, which consent shall not be unreasonably withheld; provided, further, that, other than with respect to Section 2.9(b)(ii), the total amount to be indemnified shall be limited to the net proceeds (after deducting the underwriting discounts and commissions) received by the Seller in the offering to which the registration statement or Prospectus relates.

(c)    Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any action by a Governmental Authority), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.9 except to the extent that the indemnifying party would be prejudiced as a result of such failure, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)    In order to provide for just and equitable contribution to joint liability in any case in which a claim for indemnification is made pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provided for indemnification in such case, the Company and Seller shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company, on the one hand, and Seller, on the other hand in connection with the statements or omissions which result in such losses, claims, damages liabilities, or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; provided further, however, that in no event shall any contribution under this Section 2.9(d) on the part of Seller exceed the net proceeds (after deducting the underwriting discounts and commissions) received by Seller from the sale of Registrable Securities giving rise to such contribution obligation, except in the case of Section 2.9(b)(ii) or willful misconduct or fraud by Seller, which has been determined in a final adjudication to which Seller has no further rights of appeal.

(e)    The obligations of the Company and Seller under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and otherwise.

2.10    SEC Reports. With a view to making available to Seller the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit Seller to sell Registrable Securities of the Company to the public without registration, the Company agrees to at any time that it is a reporting company under Section 13 or 15(d) of the Exchange Act:

(a)    file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(b)    furnish to Seller, so long as Seller owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC (exclusive of Rule 144A) which permits the selling of any Registrable Securities without registration.

2.11    Termination of Registration Rights. Except for Section 2.9, which shall survive until the expiration of any applicable statutes of limitation, Section 2 shall terminate automatically and have no further force or effect upon the expiration of the Registration Rights Term.

3.    Restrictions on Beneficial Ownership.

3.1    Standstill. During the Standstill Term, neither the Seller nor any of its Affiliates other than the Excluded Parties (collectively, the “Standstill Parties”) shall (and the Seller shall cause its Standstill Parties not to), except as expressly approved or invited in writing by the Company:

(a)    directly or indirectly, acquire beneficial ownership of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents, or make a tender, exchange or other offer to acquire Shares of Then Outstanding Common Stock and/or Common Stock Equivalents other than the Share Consideration;

(b)    directly or indirectly, (i) seek to have called any meeting of the stockholders of the Company, or (ii) propose or nominate for election to the Company’s Board of Directors any person whose nomination has not been approved by a majority of the Company’s Board of Directors or cause to be voted in favor of such person for election to the Company’s Board of Directors any Shares of Then Outstanding Common Stock;

(c)    directly or indirectly, encourage or support a tender, exchange or other offer or proposal by any other Person or group the consummation of which would result in a Change of Control (an “Acquisition Proposal”); provided, however, that from and after the filing of a Schedule 14D-9 (or successor form of Tender Offer Solicitation/Recommendation Statement under Rule 14d-9 of the Exchange Act) by the Company wherein a majority of the Company’s Board of Directors recommend that stockholders accept any such Acquisition Proposal, the Standstill Parties shall not be prohibited from taking any of the actions otherwise prohibited by this Section 3.1(c) in connection with such Acquisition Proposal for so long as the Company’s Board of Directors maintains and does not withdraw such recommendation;

(d)    directly or indirectly, solicit proxies or consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of a majority of the Company’s Board of Directors with respect to any matter, or seek to advise or influence any Person, with respect to voting of any Shares of Then Outstanding Common Stock of the Company;

(e)    deposit any Shares of Then Outstanding Common Stock in a voting trust or subject any Shares of Then Outstanding Common Stock to any arrangement or agreement with respect to the voting of such Shares of Then Outstanding Common Stock;

(f)    propose (i) any merger, consolidation, business combination, tender or exchange offer, purchase of the Company’s assets or businesses, or similar transaction involving the Company or (ii) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company;

(g)    act in concert with any Third Party to take any action in clauses (a) through (f) above, or form, join or in any way participate in a “partnership, limited partnership, syndicate, or other group” within the meaning of Section 13(d)(3) of the Exchange Act;

(h)    enter into discussions, negotiations, arrangements or agreements with any Person relating to the foregoing actions referred to in (a) through (g) above; or

(i)    request or propose to the Company’s Board of Directors, any member(s) thereof or any officer of the Company that the Company amend, waive, or consider the amendment or waiver of, any provisions set forth in this Section 3.1 (including this clause (i)); provided, however, that (A) nothing contained in this Section 3.1 shall prohibit the Standstill Parties from making confidential, non-public proposals to the Company for a transaction of the type described in the foregoing clause (f) that would result in a Change of Control, and (B) the mere voting in accordance with Section 4.1 hereof of any voting securities of the Company held by the Standstill Parties shall not constitute a violation of any of clauses (a) through (h) above.

3.2    Certain Tender Offers. Notwithstanding any other provision of this Section 3, this Section 3 shall not prohibit or restrict any Disposition of Marketable Shares by the Standstill Parties into (a) a tender offer by a Third Party which is supported by the Company’s Board of Directors (but only after the Company’s filing of a Schedule 14D-9, or any amendment thereto, with the SEC disclosing the recommendation of the Company’s Board of Directors in favor of such tender offer), unless Seller is then in breach of its obligations pursuant to Section 3.1 with respect to such tender offer or (b) an issuer tender offer by the Company.

4.    Voting Agreement.

4.1    Voting of Securities. From and after the Completion Date, in any vote or action by written consent of the stockholders of the Company (including, without limitation, with respect to the election of directors), the Seller shall vote or execute a written consent with respect to all voting securities of the Company as to which Seller is entitled to vote or execute a written consent in accordance with the recommendation of the Company’s Board of Directors. In furtherance of this Section 4.1, the Seller hereby irrevocably appoints the Company and any individuals designated by the Company, and each of them individually, as the attorneys, agents and proxies, with full power of substitution and re-substitution in each of them, for the Seller, and in the name, place and stead of the Seller, to vote (or cause to be voted) or, if applicable, to give consent, in such manner as set forth in this Section 4.1 with respect to all voting securities of the Company, with respect to which the Seller is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting or, if applicable, any action by written consent of the stockholders of the Company, (the “Irrevocable Proxy”). This Irrevocable Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the Seller and shall not be terminated by operation of law upon the occurrence of any event. This Irrevocable Proxy shall operate to revoke and render void any prior proxy as to any securities of the Company heretofore granted by the Seller which is inconsistent herewith. Without limiting the foregoing, the Irrevocable Proxy shall be effective if, at any annual or special meeting of the stockholders of the Company and at any adjournments or postponements of any such meetings, the Seller (a) fails to appear or otherwise fails to cause all voting securities of the Company as to which Seller is entitled to vote to be counted as present for purposes of calculating a quorum, or (b) fails to vote such securities of the Company in accordance with this Section 4.1, in each case at least five (5) Business Days prior to the date of such stockholders’ meeting. The Irrevocable Proxy shall terminate upon the earlier of the expiration or termination of the voting agreement set forth in this Section 4.1.

4.2    Termination of Voting Obligations. Section 4 shall terminate automatically and have no further force or effect upon the earlier to occur of: (a) the fifteen (15) month anniversary of the Completion Date; (b) the date of the consummation of a Change of Control; and (c) a Corporate Change.

5.    Company Covenants.

5.1    Nasdaq Approval. At the Next Annual Meeting or any Change of Control Meeting, the Company shall submit a resolution to its stockholders for approval (a copy of which shall be delivered promptly to the Seller), in accordance with applicable law and the rules of the Nasdaq Capital Market, of the issuances of shares of Common Stock upon conversion of all outstanding shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par

value $.01 per share, in excess of the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Company’s Series A Non-Voting Convertible Preferred Stock under Rule 5635(a) of the listing rules of the Nasdaq Stock Market (the “Nasdaq Approval”). If the Company does not obtain the Nasdaq Approval at the Next Annual Meeting or Change of Control Meeting, as applicable, the Company at its sole option may hold one or more special meetings to solicit stockholder approval of the Nasdaq Approval.

5.2    Company Information. For so long as Seller holds Registrable Securities, the Company shall deliver a copy of its Annual Report on Form 10-K, Quarterly Report on Form 10-Q and any Current Report on Form 8-K filed by the Company with the SEC promptly following the filing date of such reports.

5.3    Senior Indebtedness. At any time when any Preferred Shares (as defined in the Certificate of Designations) are outstanding, without the affirmative consent of the Seller, the Company shall not, and shall not permit any Subsidiary to, create, incur or assume any Indebtedness, except: (a) any Indebtedness of the Company or any of its Subsidiaries incurred in connection with the transactions contemplated by the Purchase Agreement (“Transaction Debt”), in each case, as amended, modified, restated, refinanced or replaced from time to time on terms no less favorable to the holder of the Preferred Shares than the Transaction Debt; (b) any Indebtedness of the Company or any of its Subsidiaries outstanding as of the Completion Date (“Existing Debt”), in each case, as amended, modified, restated, refinanced or replaced from time to time on terms no less favorable to the holder of the Preferred Shares than the Existing Debt; or (c) any Indebtedness of the Company or any of its Subsidiaries that is contractually subordinated in right of payment to the Company’s obligations to pay any Redemption Payment (as defined in the Certificate of Designations).

6.    Miscellaneous.

6.1    Governing Law; Submission to Jurisdiction. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each of the Company and Seller hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE COMPANY AND SELLER HEREBY IRREVOCABLY WAIVE ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.2    Waiver. Waiver by a party of a breach hereunder by another party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

6.3    Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit C attached hereto and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service, (d) sent by electronic mail or (e) facsimile transmission, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service or when transmitted with electronic confirmation of receipt, if transmitted by electronic mail or facsimile (if such transmission is made during regular business hours of the recipient on a Business Day; or otherwise, on the next Business Day following such transmission). Any party may change its address by giving notice to the other parties in the manner provided above.

6.4    Entire Agreement. This Agreement, the Purchase Agreement and the Certificate of Designations contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

6.5    Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the parties hereto.

6.6    Headings; Nouns and Pronouns; Section References. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

6.7    Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided, that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

6.8    Assignment. Neither this Agreement nor any rights or duties of a party hereto may be assigned by such party, in whole or in part, without (a) the prior written consent of the Company in the case of any assignment by the Seller; or (b) the prior written consent of the Seller in the case of an assignment by the Company.

6.9    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.10    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

6.11    Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party other than pursuant to Section 2.9. Except with respect to Section 2.9, no Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

6.12    No Strict Construction. This Agreement has been prepared jointly and will not be construed against any party.

6.13    Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

6.14    Specific Performance. The Company and the Seller hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates (other than the Excluded Parties in the case of Seller) to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Seller, as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates (other than the Excluded Parties in the case of Seller) to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

6.15    No Conflicting Agreements. The Seller hereby represents and warrants to the Company that, other than with respect to the Existing Registration Rights Agreement, it is not, as of the Completion Date, a party to, and agrees that, except with respect to any Exempt Offering, it shall not, on or after the Completion Date, enter into any agreement that conflicts with the rights granted to the Company in this Agreement. The Company hereby represents and warrants to Seller that it is not, as of the Completion Date, a party to, and further agrees with the Seller that, except with respect to any Exempt Offering, it shall not, on or after the Completion Date, enter into, any agreement that conflicts with the rights granted to the Seller in this Agreement, in each case, other than with respect to the Existing Registration Rights Agreement, or, except in connection with any Exempt Offering, enter into any agreement that contains registration rights which are more favorable than the rights granted hereunder unless any such more favorable rights are concurrently added to the rights granted hereunder. The Company further represents and warrants that the rights granted to the Seller hereunder do not in any way conflict with the rights granted to any other holder of the Company’s securities under any other agreements in effect as of the date of this Agreement, other than with respect to the Existing Registration Rights Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

WISDOMTREE INVESTMENTS, INC.

By:	/s/ Jonathan Steinberg
	Name:	Jonathan Steinberg
	Title:	President and Chief Executive Officer

ETF SECURITIES LIMITED

By:	/s/ Graham Tuckwell
	Name:	Graham Tuckwell
	Title:	Director

EXISTING HOLDERS

JONATHAN STEINBERG

By:	/s/ Jonathan Steinberg

MICHAEL STEINHARDT

By:	/s/ Michael Steinhardt

THE JUDY AND MICHAEL STEINHARDT FOUNDATION

By:	/s/ Michael Steinhardt

EXHIBIT A

EXISTING HOLDERS

Jonathan Steinberg

Michael Steinhardt

The Judy and Michael Steinhardt Foundation

A-1

EXHIBIT B

WISDOMTREE INVESTMENTS, INC.

Selling Stockholder

Questionnaire

in Connection with Filing of

Form S-3 to Register Common

Stock

held by ETF Securities Limited

WisdomTree Investments, Inc. (the “Company”) is planning to file a registration statement on Form S-3 (the “Registration Statement”) for the registration and resale of its Common Stock (the “Offering”). The Registration Statement and the related prospectus for the Offering (collectively, the “Offering Documents”) require the disclosure of certain information concerning ETF Securities Limited (“ETF”) in the Offering. This questionnaire is being distributed to obtain that information. The information you provide in response to this questionnaire will be considered to have been furnished by you for inclusion in the Offering Documents.

Please answer each question completely, indicating “none” or “not applicable” where appropriate. References to “Common Stock” or “shares” should be interpreted as referring to the Common Stock of the Company that ETF currently owns. Where insufficient space is provided for an answer, please attach a separate sheet referring to the question by number. If you have any questions about this Questionnaire or are uncertain how to answer any question, please contact Dan Espinoza of Goodwin Procter LLP, counsel to the Company, at despinoza@goodwinlaw.com or (650) 752-3152, or Erin Canino of Goodwin Procter LLP, at ecanino@goodwinlaw.com or (650) 752-3187. Unless otherwise indicated, answers should be given as of the date this questionnaire is completed. Please note however, it is ETF’s responsibility to inform the Company of any changes that may occur to ETF’s situation between the date ETF completes this Questionnaire and the effective date of the Registration Statement. If there is any situation about which ETF has any doubt, please include a description of relevant facts so that the information may be reviewed by the Company.

PLEASE COMPLETE, SIGN AND RETURN ONE COPY OF THIS QUESTIONNAIRE VIA E-MAIL AS SOON AS POSSIBLE AND NO LATER THAN [●] TO:

despinoza@goodwinlaw.com; and

ecanino@goodwinlaw.com

B-1

SELLING STOCKHOLDER QUESTIONNAIRE

1.	Name and Contact Information

Full legal name of record holder:

Address of record holder:

Identity of beneficial owner (if different than record holder):

Name of contact person:

Telephone number of contact person:

Email address of contact person:

2.	Beneficial Ownership of Common Stock

(a)	Number of shares owned by the undersigned:

(b)	If any of the undersigned’s shares are subject to any pledge, please describe:

(c)	If any of the undersigned’s shares are subject to vesting provisions, please describe:

3.	Beneficial Ownership of Other Securities of the Company

Except as set forth below in this Question 3, the undersigned is not the beneficial or registered owner of any securities of the Company other than the shares listed above in Question 2(a).

Type and amount of other securities beneficially own by the undersigned (do not list the shares already listed in Question 2(a)):

2

4.	Relationships with the Company

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

5.	Affiliations

(a) Is the undersigned or any of its affiliates, officers, directors or principal equity holders (5% or more) a registered broker-dealer?

(b)

Is the undersigned or any of its affiliates, officers, directors or principal equity holders (5% or more) an affiliate of a registered broker-dealer(s)? (An “affiliate” of a specified person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person. Please contact counsel to the Company if you have questions about what it means to be an “affiliate.”)

(c) If the answer to Question 5(b) is yes, identify the registered broker-dealer(s) and describe the nature of the affiliation(s):

(d)

If the answer to Question 5(b) is yes, were the shares acquired by the undersigned or its affiliates, officers, directors or principal equity holders (5% or more) in the ordinary course of business (if not, please explain)?

(e)

If the answer to Question 5(b) is yes, did the undersigned or any of its affiliates, officers, directors or principal equity holders (5% or more), at the time of its purchase of the shares, have any agreements, plans or understandings, directly or indirectly, with any person to distribute the shares (if yes, please explain)?

3

Note: If the undersigned or any of its affiliates, officers, directors or principal equity holders (5% or more) is an affiliate of a broker-dealer and did not purchase its shares in the ordinary course of business or at the time of the purchase had any agreements, plans or understandings, directly or indirectly, with any person to distribute the shares, the Company may be required to identify the undersigned or such affiliate, officer, director or principal equity holder (5% or more) as an underwriter in the Offering Documents.

6.	Voting or Investment Control over the Shares

(a) Please identify the natural person or persons who have voting or investment control over the shares listed in Question 2 above:

(b) Please indicate whether any of the shares to be sold are subject to a voting trust, and if so, please provide a copy of the voting trust agreement along with this questionnaire:

7.	Judgments, Orders and Decrees

Please list below all judgments, orders and decrees entered against the undersigned or any of its affiliates, officers, directors or principal equity holders (5% or more) that are currently in effect.

* * *

The undersigned acknowledges that the Company may, by written notice to the undersigned, suspend or withdraw the Registration Statement and require that the undersigned immediately cease sales of shares pursuant to the Registration Statement, in each case, in accordance with Section 2.2(e) and Section 2.2(f) of that certain Investor Rights Agreement, dated as of April 11, 2018, by and among ETF, the Company and the Persons listed on Exhibit A thereto, as such agreement may be amended from time to time.

The undersigned hereby acknowledges that the Company will provide drafts of the Offering Documents, which will include a draft preliminary prospectus, and confirms that the undersigned will review such drafts in their entirety. The undersigned hereby confirms that the undersigned will review all subsequent drafts and amendments of the Offering Documents provided to the undersigned by the Company and will review the Offering Documents and any amendments or

4

supplements thereto as they become publicly available on the Securities and Exchange Commission’s EDGAR system, including without limitation the information regarding the undersigned contained in the sections of the Offering Documents captioned “Selling Stockholders” and “Plan of Distribution,” and confirms that, to the best of the undersigned’s knowledge, such information regarding the undersigned is true, complete and accurate in every respect except as indicated in this questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Questions 1 through 7 above and the inclusion of such information in the Offering Documents, any amendments thereto and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation, amendment or supplement of the Offering Documents.

[Signature page follows]

5

Signature

I have reviewed the answers given to the above questions and affirm that the same are true, complete and accurate in every respect to the best of my knowledge. I understand that the Company, the underwriters and their respective (and the undersigned’s) counsel will rely on the information provided in this questionnaire and in any further communications regarding the matters addressed in this questionnaire that I may have with them. I AGREE TO NOTIFY THE COMPANY IMMEDIATELY OF ANY CHANGES IN THIS INFORMATION THAT I BECOME AWARE OF PRIOR TO THE CONSUMMATION OF THE OFFERING.

Date:	ETF Securities Limited

Signature

Title

6

EXHIBIT C

NOTICES

(a)	If to the Company:

WisdomTree Investments, Inc.

245 Park Avenue

35th Floor

New York, New York 10167

Attention: Chief Legal Officer or General Counsel

Facsimile No.: 917-267-3851

Email: legalnotice@wisdomtree.com

with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Jocelyn Arel

Facsimile: (617) 321-4344

email: JArel@goodwinprocter.com

(b)	If to Seller:

ETF Securities Limited

Ordnance House, 31 Pier Road

St. Helier, Jersey JE4 8PW

Attention: Graham Tuckwell

Facsimile No.: +44 207 448 4366

Email: graham.tuckwell@etfsecurities.com

with a copy to:

White & Case LLP

5 Old Broad Street

London

EC2N 1DW

Attention: Marcus Booth

Facsimile No.: +44 207 532 1001

Email: mbooth@whitecase.com

C-1